                                                                  Exhibit 10.109

                              AGREEMENT OF SUBLEASE
                              ---------------------

         This Agreement of Sublease ("Sublease") is made and entered into as of this ___ day of January, 2002, by and between Nexell of California, Inc., a Delaware corporation, having an office at 9 Parker, Suite 100, Irvine, California ("Sublessor") and Kadmus Pharmaceuticals, Inc., a California corporation, having an office at 9 Parker, Suite ____, Irvine, California ("Sublessee").

                               W I T N E S S E T H

         WHEREAS, an Industrial Lease (the "Lease") was entered into as of the 11th day of October, 1994 between The Irvine Company, a Michigan corporation ("Landlord"), and Baxter Healthcare Corporation, a Delaware corporation, ("Baxter") as Tenant, for that certain building located at 9 Parker, Irvine, Orange County, California (the "Building"), with approximately fifty-nine thousand six hundred (59,600) rentable square feet of space, for a term commencing on January 23, 1997 and expiring on November 30, 2004 (the "Term") a true, correct and complete copy of which Lease is attached hereto as Exhibit A;
                                                                     ---------
and

         WHEREAS, Baxter assigned the Lease to Sublessor, formerly known as BIT Acquisition Corp., a Delaware corporation ("BAC"), pursuant to the terms of that certain Asset Purchase Agreement between Baxter and BAC, dated October 10, 1997;

         WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor that certain rentable space designated as Suite 150 of the Building, as described in Exhibit B, attached hereto and by
                                           ---------
this reference made a part hereof, with a stipulated size of eight thousand nine hundred and four (8,904) rentable square feet of space (the "Sublease Premises") approximately one thousand one hundred and one (1,101) square feet of which is Building common space, for a term (the "Sublease Term") commencing on _____________, 2002 (the "Sublease Commencement Date") and expiring on November 29, 2004 (the "Sublease Expiration Date"); and

         WHEREAS, terms defined in the Lease and used herein shall have the same meaning herein as so defined unless the same shall be redefined herein;

         NOW, THEREFORE, for and in consideration of the above recitals, which are hereby incorporated by reference, together with the mutual covenants and conditions herein contained, and the sum of Ten Dollars ($10.00) in hand paid to Sublessor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

         1.  Demise of Premises. Subject to all the terms and conditions of this
             ------------------
Sublease, including without limitation, the condition precedent that Landlord shall timely consent to this Sublease in accordance with the requirements of the Lease and Section 28 hereof, Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor the Sublease Premises for the Sublease Term. Should Landlord not consent to this Sublease in accordance with the requirements of the Lease and Section 28 hereof by the Sublease Commencement Date, this Sublease shall be null and void. Sublessee covenants and agrees to accept possession of the Sublease Premises on the Sublease Commencement Date broom clean and otherwise in their present "as is" condition, it being understood and agreed that neither Landlord nor Sublessor shall have any duty to alter, remodel, improve, reconfigure or otherwise perform any work for the benefit of Sublessee in the Sublease Premises as a condition to Sublessee's acceptance of the Sublease Premises. Sublessee further acknowledges that neither Landlord nor Sublessor has made any representation or provided any warranty to Sublessee regarding the condition of the Building or the Sublease Premises or their suitability for Sublessee's intended use, not expressly set forth in this Sublease or otherwise expressly incorporated herein by reference to the Lease, that Sublessee is accepting the Sublease Premises in its "as is" condition and that Sublessee is relying solely on Sublessee's own inspections and evaluations in making any such determinations and entering into this Sublease. Notwithstanding the foregoing, Sublessee may provide written notice to Sublessor of any repairs, reasonably required to the fume hoods, HVAC, electrical, plumbing, and lighting systems and the roof within 30 days of entering the Sublease Premises. Sublessor shall repair the items listed in such written notice which it deems reasonably necessary to ensure that the fume hoods, HVAC, electrical, plumbing, and lighting systems and roof are in good working condition, at its sole cost and expense, provided that such repairs are not required because of damage caused by the acts or omissions of Sublessee, its agents, contractors, servants, employees, invitees or licensees. Sublessee may enter the Sublease Premises on or after ___________, 2002 to install its equipment, furniture and trade fixtures in the Sublease Premises, provided, however, that the Landlord's consent to the Sublease shall have been obtained and further provided that Sublessee shall comply with all the terms and conditions of this Sublease.

         2.  Environmental. As required by Section 13 of this Sublease,
             -------------
Sublessee shall fully comply with the terms and conditions of Section 5.3 of the Lease, and prior to entering the Sublease Premises, Sublessee shall complete, execute and deliver to Sublessor the Environmental Questionnaire referred to in
Section 5.3(c) of the Lease (a copy of the form of which is attached hereto as Exhibit C). The completed Environmental Questionnaire shall be deemed
---------
incorporated into this Sublease for all purposes, and Sublessor shall be entitled to rely fully on the information contained therein. Sublessor makes no representations or warranties of any kind regarding Hazardous Materials, except that it has complied with the terms of the Lease.

         3.  Sublease Rent. As base annual rent for the Sublease Premises ("Base
             -------------
Rent"), Sublessee shall pay to Sublessor, commencing on the Sublease Commencement Date and continuing through the Sublease Expiration Date, One Hundred Ninety-Seven Thousand, Six Hundred and Sixty-Four Dollars ($197,664.00) per annum, payable in monthly installments of Sixteen Thousand Four Hundred Seventy-Two Dollars ($16,472.00) per month, each on the first day of each calendar month during the Sublease Term. The applicable Base Rent for any partial month shall be prorated and paid on the first day of such partial month.

         4.  Sublease Operating Expenses. In addition to Base Rent, Sublessee
             ---------------------------
shall pay to Sublessor, commencing on the Sublease Commencement Date and continuing through the Sublease Expiration Date, fourteen and one tenth percent (14.1%) of the Operating Expenses (as that term is defined in the Lease) payable by Sublessor to Landlord (the "Sublease Operating Expenses"). Sublease Operating Expenses payments shall be due and payable as and when the

Base Rent shall be due and payable to Sublessor. Attached hereto as Exhibit D is
                                                                    ---------
a written estimate of the Sublease Operating Expenses for the current Expense Recovery Period (as defined in the Lease). Sublessor shall provide Sublessee with a written estimate of the amount of the Sublease Operating Expenses prior to the commencement of each subsequent Expense Recovery Period, provided that Landlord has provided such a written estimate to Sublessor. If Sublessor has not furnished its written estimate for any Expense Recovery Period, Sublessee shall continue to pay Sublease Operating Expenses at the rates established for the prior Expense Recovery Period; provided that when the new estimate is delivered to Sublessee, Sublessee shall, at the next monthly payment date, pay any accrued Sublease Operating Expenses based on the new estimate. Within thirty (30) days after Sublessor's receipt of a statement of actual or prorated Operating Expenses from Landlord, Sublessor shall provide a copy thereof to Sublessee and the parties hereto shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Sublessee's estimated payments of Sublease Operating Expenses, if any, to Sublessee's actual owed amounts as calculated from the annual statement of Operating Expenses. Any delay or failure by Sublessor in delivering any statement hereunder shall not constitute a waiver of Sublessor's right to require Sublessee to pay Sublease Operating Expenses pursuant hereto. Any amount due Sublessee shall be credited against installments next coming due under this Section, and any deficiency shall be paid by Sublessee together with the next installment; provided that if the amount due to Sublessee is in excess of three months of Sublease Operating Expenses, Sublessor shall refund the excess directly to Sublessee. Should Sublessee fail to object in writing to Sublessor's determination of actual Sublease Operating Expenses within Forty Five (45) days following delivery of Sublessor's expense statement, Sublessor's determination of actual Sublease Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred. Even though the Sublease has terminated and the Sublessee has vacated the Sublease Premises, when the final determination is made of Sublease Operating Expenses for the Expense Recovery Period in which the Lease terminates, Sublessee shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event Sublease Operating Expenses decrease shall be rebated by Sublessor to Sublessee. Notwithstanding the foregoing or anything else to the contrary, Sublessee shall pay any and all maintenance and repair costs for the package HVAC units and air handlers listed on Exhibit E, attached
                                                            ---------
hereto, which HVAC Units and air handlers serve the Sublease Premises exclusively.

         5.  Shared Building Expenses. In addition to Base Rent and Sublease
             ------------------------
Operating Expenses, Sublessee should pay Sublessor, commencing on the Sublease Commencement Date and continuing through the Sublease Expiration Date, fourteen and one tenth percent (14.1%) of the expenses (the "Shared Building Expenses") for the shared building services (the "Shared Building Services") which are listed on Exhibit F attached hereto. Shared Building Expenses should be due and
          ---------
payable as and when the Base Rent shall be due and payable to Sublessor. Sublessee shall also pay, as part of Shared Building Expenses, Four Thousand Four Hundred Dollars ($4,400.00) per year, for the use and maintenance of the existing telephone system, due and payable in twelve (12) monthly installments per year of Three Hundred Sixty Six Dollars and Sixty Seven Cents ($366.67) each. The cost of ordinary maintenance for the DI/RO water treatment system shall not be included in the Shared Building Expenses, and shall be borne solely by the Sublessor provided, however, that Sublessee shall pay fourteen and one tenth percent (14.1%) of all repair costs and the costs of the regular bi-annual DI/RO water treatment system sanitation as part of the Shared Building Expenses. Sublessee shall also pay fourteen and one tenth percent (14.1%) of any and all costs for the glass wash/autoclave which are not covered by Sublessor's service contract for the glass wash/autoclave, as part of the Shared Building Expenses. Sublessor covenants and agrees to pay for the Shared Building Services listed in Exhibit F in the ordinary course of business during the Sublease Term, provided that Sublessee is not in default beyond any opportunity to cure provided for in this Sublease. Except with respect to damages (not including damages to Sublessor's business or consequential damages) proximately caused by the gross negligence or willful misconduct of Sublessor, Sublessor shall not be liable for damages or otherwise for any failure or interruption of any of the aforementioned shared building services furnished to the Sublease Premises and no such failure or interruption shall be deemed an eviction or entitle Sublessee to terminate this Sublease or withhold or abate any rent due hereunder; provided, however, that notwithstanding the foregoing, if the Sublease Premises should become unsuitable for Sublessee's use as a consequence of a cessation of Shared Building Services which is due to events within Sublessor's reasonable control (other than an interruption resulting from a fire or other casualty, which shall be governed by the provisions of Section
19) (excluding, however, acts or omissions of Sublessee or Sublessee's agents, contractors, servants, employees, invitees or licensees) (an "Interfering Event"), then Tenant shall be entitled to an equitable abatement of Sublease Rent, Sublease Operating Expenses and Shared Building Services to the extent of the interference with Sublessee's use of the Sublease Premises occasioned thereby from the date of the Interfering Event until the date the Shared Building Services are restored to the Sublease Premises. If Sublessee continues to use any part of the Sublease Premises to conduct its business, the Sublease Rent, Sublease Operating Expenses and Shared Building Services will only abate for the untenantable part not used.

         6.  Security Deposit. Sublessee shall upon the execution of this
             ----------------
Sublease pay to Sublessor a security deposit in the amount of Sixteen Thousand Four Hundred Seventy-Two Dollars ($16,472.00), equal to one month's Base Rent, which sum shall be retained by Sublessor as security for the full, faithful and timely performance of every provision of this Sublease to be performed by Sublessee. If Sublessee defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Base Rent, Sublease Operating Expenses, or Shared Building Expenses, Sublessor may use, apply or retain all or any part of the Security Deposit for the payment of any Base Rent, Sublease Operating Expenses, or Shared Building Expenses or any other sum in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of the Security Deposit is so used, applied or retained Sublessee will within ten (10) days after written demand deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. Sublessor will not be required to keep the Security Deposit separate from its general funds and Sublessee will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Sublessor's damages or a payment of liquidated damages or a payment of the Base Rent, Sublease Operating Expenses, or Shared Building Expenses for the last month of the Sublease Term. If Sublessee fully, faithfully and in a timely manner performs every provision of this Sublease to be performed by it, the Security

Deposit or any balance of the Security Deposit will be returned to Sublessee within sixty (60) days after the Sublease Expiration Date.

         7.  Payments Generally. All payments due Sublessor under this Sublease,
             ------------------
including without limitation, Base Rent, Sublease Operating Expenses and Shared Building Expenses, shall be paid without setoff, demand, withholding or counterclaim, in lawful money of the United States of America, at the office of the Sublessor or at such other place as Sublessor may designate in writing. The parties agree that Base Rent is based on the stipulated rentable square footage of the Sublease Premises multiplied by the rental rate of One Dollar and Eight-Five Cents ($1.85) per square foot per month. Sublessee's obligation to pay accrued rent shall survive the expiration or any earlier termination of the Sublease Term.

         8.  Signage. Without Sublessor's and Landlord's prior written
             -------
permission, Sublessee will not attach any sign on any part of the outside of the Building or the Subleased Premises, or in the halls, lobbies, windows or elevator banks of the Building. Permitted signs will comply with requirements of the governmental authorities having jurisdiction over the building. At its expense, Sublessee will maintain all permitted signs and will, at the end of this Sublease, and at its expense, remove all such permitted signs and repair any damage caused by such removal. Sublessor may remove all unpermitted signs without notice to Sublessee and at the expense of Sublessee. Sublessee shall be permitted to install a sign on the primary glass entry door to the building, at "eyebrow height", provided that such sign complies with the requirements of this Section, is approved by Sublessor (whose approval shall not be unreasonably withheld) and is approved by Landlord.

         9.  Parking. Sublessee shall be entitled to twenty five (25) of the
             -------
Building parking spaces to which Sublessor is entitled under the Lease (in accordance with the terms and conditions set forth in Section 6.4 of the Lease), which spaces shall be unreserved and unassigned.

         10. Additional Facilities. Sublessor shall, on a reasonable efforts
             ---------------------
basis and subject to all the terms and conditions of this Section 10, arrange for the following facilities (the "Facilities") to be available to Sublessee during the Sublease Term:

    (a)  access to the glass wash/autoclave; and

    (b)  access to the DI/RO water system.

Sublessee acknowledges that Sublessor is not guaranteeing the full-time, unrestricted use and availability of the Facilities. Sublessee shall fully cooperate with Sublessor and any other Subtenant of Sublessor regarding the use of the Facilities and coordination thereof, such that Sublessee's use of the Facilities shall not interfere with or disrupt Sublessor's use of the Facilities. Sublessee agrees to fully abide by Sublessor's overall rules, policies and regulations covering the use of the Facilities. Sublessee shall use the Facilities at Sublessee's own risk and Sublessor shall not be responsible for any loss or damage incurred by Sublessee in using the Facilities, unless caused by Sublessor's gross negligence or willful misconduct (but in no event shall Sublessor be responsible for damages to Sublessee's business or consequential damages). Sublessor, in its sole and absolute discretion, may deny Sublessee access to the Facilities if Sublessee unreasonably interferes with or disrupts Sublessor's use of the Facilities, fails to observe, or disregards Sublessor's rules, policies and regulations governing the use of the Facilities or if Sublessee is in default, beyond any opportunity to cure provided for under this Sublease, with respect to any of its obligations under this Sublease.

         11.  Representations and Warranties.
              ------------------------------

         (a)  Sublessor hereby represents and warrants that:

              (1) Sublessor's is not in default under any of the terms, covenants or conditions of the Lease and to the best of Seller's knowledge no event has occurred or condition exists which, with the giving of notice or lapse of time, or both, would constitute a default under the Lease. Sublessor has not received any written notice of any such default from Landlord.

              (2) Sublessor's interest in the Sublease Premises is not encumbered by any prior transfer, assignment, mortgage or other encumbrance. Sublessor has full and lawful authority to sublease the Sublease Premises upon the terms and conditions set forth in this Sublease.

              (3) The execution, delivery and performance of this Sublease by Sublessor has been duly authorized by all requisite corporate action of Sublessor, and this Sublease is the lawful, valid and binding obligation of Sublessor.

         (b)  Sublessee hereby represents and warrants that:

              (1) Sublessee has full and lawful authority and financial capacity to sublease the Sublease Premises upon the terms and conditions set forth in this Sublease.

              (2) The execution, delivery and performance of this Sublease by Sublessee has been duly authorized by all requisite corporate action of Sublessee, and this Sublease is the lawful, valid and binding obligation of Sublessee.

         12.  Use. Sublessee shall use and occupy the Sublease Premises for
              ---
research laboratory and general office usage only, subject to the terms and conditions of Article V of the Lease, and for no other purpose.

         13.  Subordination. The parties agree that this Sublease is in all
              -------------
respects subject and subordinate to the Lease, and to all of the terms and conditions thereof, and to anything to which the Lease is or becomes subject and subordinate. Sublessee shall duly and fully keep, observe and perform each and every term, provision, covenant and condition on

Sublessor's part to be kept, observed and performed pursuant to the Lease and in connection with Sublessee's use and occupancy of the Sublease Premises. Sublessor shall (a) pay, as and when due all rent and other charges due to the Landlord under the Lease, and (b) duly and fully keep, observe and perform each and every term, provision, covenant and condition on Sublessor's part to be kept, observed and performed pursuant to the Lease.

         In furtherance of the foregoing, Sublessee shall not take any action or do or permit to be done anything which is or may be prohibited, a breach or default under the Lease, or any other instrument to which this Sublease is subordinate, or would result in any additional cost or other liability to Sublessor. Sublessee shall execute promptly any certificate confirming such subordination that Sublessor may request.

         In the event of any inconsistency between this Sublease and the Lease, such inconsistency shall be resolved in favor of that obligation or restriction which is more restrictive of Sublessee, as the case may be.

         Sublessee shall not make any claim against Sublessor for any damage which may result from, nor shall Sublessee's obligations hereunder (including Sublessee's obligation to pay Base Rent, Sublease Operating Expenses, Shared Building Expenses or any other amount payable by Sublessee under this Sublease when due) be impaired by reason of, (a) the failure of Landlord to keep, observe or perform any of its obligations under the Lease or (b) the acts or omissions of Landlord or any of its agents, contractors, servants, employees, invitees or licensees.

         14.  Default.
              -------

    (a) The occurrence of any one or more of the following events (the "Events of Default") shall constitute a default and breach of this Sublease by
         Sublessee:

         (1) Failure by Sublessee to make any payment of Base Rent, Sublease Operating Expenses, Shared Building Expenses or any other payment required to be made by Sublessee under this Sublease when due, where the failure continues for a period of two (2) business days after written notice from Sublessor to Sublessee; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended;

         (2) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease or the Lease to be observed or performed by Sublessee, other than as described in Subsection (a)(1) above, where such failure continues for a period which is the lesser of (a) ten (10) days after written notice is given by Sublessor to Sublessee or (b) where such failure relates to a covenant, condition or provision of the Lease, the period of grace, if any, set forth therein as reduced by the terms of Section 21(d) of this Sublease;

         (3) This Sublease or the Sublease Premises or any part of the Sublease Premises are taken upon execution or by other process of law directed against Sublessee, or are taken upon or subjected to any attachments by any creditor of Sublessee or claimant against Sublessee, and such attachment is not discharged within fifteen
              (15) days after its levy;

         (4) Sublessee files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or its dissolved, or makes an assignment for the benefit of creditors;

         (5) Involuntary proceedings under any such bankruptcy laws or insolvency act or for the dissolution of Sublessee are instituted against Sublessee, or a receiver or trustee is appointed for all or substantially all of Sublessee's property, and such proceeding is not dismissed or such receivership or trusteeship is not vacated within sixty (60) days after such institution or appointment;

         (6) Sublessee fails to take possession of the Sublease Premises on the Sublease Commencement Date;

         (7) A mechanic's or other lien is filed against the Sublease Premises or the Building in respect of any labor or materials performed or supplied for Sublessee or in respect of any indebtedness of Sublessee, which lien is not removed within ten (10) days after the filing thereof.

    (b) If an Event of Default occurs, at any time after the occurrence, with or without additional notice or demand and without limiting Sublessor's rights or remedies as a result of the Event of Default, Sublessor may do any one or more of the following:

         (1) Terminate Sublessee's right to possession of the Sublease Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Sublease Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of the Event of Default by Sublessee including but not limited to the reasonable cost of recovering possession of the Sublease Premises, expenses of reletting, the cost to remove, store and dispose of any of Sublessee's trade fixtures or other property within the Sublease Premises, the cost of any repairs to or of the Sublease Premises occasioned thereby or to put the Sublease Premises in the same condition as Sublessee would be required to do upon any surrender of same hereunder, reasonable attorneys' fees, real estate commissions actually paid, and the worth at the time of award by a court having jurisdiction of the amount by which the unpaid rent for the balance of the Sublease

              Term exceeds the amount of Base Rent for the same period which Sublessee proves could be reasonably avoided by reletting of the Sublease Premises or otherwise;

         (2) Maintain Sublessee's right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Sublease Premises. In such event, Sublessor shall be entitled to enforce all of its rights and remedies under this Sublease, including the right to recover Base Rent, Sublease Operating Expenses and Shared Building Expenses as they become due; and

         (3) Take all available legal actions to recover any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result from such failure; and

         (4) Without demand or notice, re-enter and take possession of the Sublease Premises or any part of the Sublease Premises; repossess the Sublease Premises; expel the Sublessee from the Sublease Premises and those claiming through or under Sublessee; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Sublessee elects to re-enter as provided in this paragraph or if Sublessor takes possession of the Sublease Premises pursuant to legal proceedings or pursuant to any notice provided by law, Sublessor may, from time to time, without terminating this Sublease, relet the Sublease Premises or any part of the Sublease Premises, either alone or in conjunction with other portions of the Building, in Sublessor's or Sublessee's name but for the account of Sublessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Sublease Term) and on such terms and conditions (which may include concession of free rent, and the alteration and repair of the premises) as Sublessor, in its sole and absolute discretion, may determine. Sublessor may collect and receive the rents for the Sublease Premises. Sublessor will not be responsible or liable for any failure to relet the Sublease Premises, or any part of the Sublease Premises, or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Sublease Premises by Sublessor will be construed as an election on Sublessor's part to terminate this lease unless a written notice of such intention is given to Sublessee. No notice from Sublessor under this Sublease or under a forcible entry and detainer statute or similar law will constitute an election by Sublessor to terminate this Sublease unless such notice specifically says so. Sublessor reserves the right following any such re-entry or reletting, or both, to exercise its right to terminate this Sublease by giving Sublessee such written notice, and in that event the Sublease will terminate as specified in such notice; and

         (5) Pursue any other remedy available to Sublessor under the Lease or the laws of the State of California.

    (c) If Sublessor elects to take possession of the Sublease Premises, without terminating the Sublease, Sublessee will pay Sublessor the Base Rent, Sublease Operating Expenses, Shared Building Expenses and other sums which would be payable under this Sublease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Sublease Premises after deducting all of Sublessor's expenses incurred in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new sublease term extends beyond the existing term or the premises covered by such reletting include areas which are not part of the Sublease Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new sublease. Sublessee will pay such amounts to Sublessor monthly on the days on which the Base Rent, Sublease Operating Expenses, Shared Building Expenses and all other amounts owing under this Sublease would have been payable if possession had not been retaken and Sublessee will be entitled to receive the Base Rent, Sublease Operating Expenses, Shared Building Expenses and other amounts from Sublessee on each such day.

         15.  Incorporation of Terms. The terms, provisions, covenants,
              ----------------------
stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease, to the full extent that they apply to Sublessee's use and occupancy of the Sublease Premises, are incorporated in this Sublease by reference and are made a part hereof as if herein set forth at length, and such terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements are hereby accepted and agreed and assumed by and imposed upon the parties hereto, Sublessor being substituted for Landlord under the Lease, and Sublessee being substituted for Tenant under the Lease, except as may be otherwise expressly provided for in this Sublease. Without limiting the generality of the foregoing, Sublessee shall have the obligations to provide insurance required by this Sublease and the Lease (which insurance shall name Sublessor as a loss payee (in addition to any other required loss payees, additional insureds or named insureds) and shall provide a "waiver of subrogation" for the benefit of Sublessor in addition to Landlord), to maintain and make repairs to the Sublease Premises (except as provided in Section 1 of this Sublease), to indemnify (to the extent that a claim for indemnification is not caused solely by the negligent acts, omissions or willful misconduct of

Sublessor), to comply with applicable laws, regulations and other legal and insurance company requirements, including, without limitation and whether or not specified in the Lease, applicable federal, state or local laws, ordinances and regulations relating to the environment, hazardous materials, hazardous substances, hazardous waste, infectious waste, toxic materials, regulated materials and substances and the like, health and safety laws, the Americans with Disabilities Act, zoning regulations, fire and building codes, occupancy and permit requirements required for Sublessee's intended use, and applicable life safety codes (provided that Sublessee shall not be obligated to correct or remediate any noncompliance with applicable laws, regulations and other legal and insurance company requirements which existed before the Sublease Commencement Date and which are not caused by, attributable to, or contributed to by Sublessee, its agents, contractors, servants, employees, invitees or licensees) and to perform all such other obligations with respect to the Sublease Premises as are required to be performed by Sublessee under the terms of the Lease and Sublessor shall be afforded all of the rights, remedies and benefits afforded to Landlord under the Lease. Any event which shall constitute a basis for default by any tenant or subtenant under the Lease shall also be an event constituting a default by Sublessee hereunder. In no event shall Sublessor have any obligation to construct any tenant improvements to the Sublease Premises. In no event shall Sublessee have the right to any rent offsets or abatements provided for in the Lease (except as provided in Sections 5 and 19, and Sublessee shall also have the right to abate Sublease Operating Expenses in proportion to any abatement of Sublessor's Operating Expenses by Landlord and in proportion to how such abatement of Operating Expenses affects the Sublease Premised) or the right to assign or sublet the Subleased Premises (except as provided in Section 18), to make alterations to the Subleased Premises or to exercise any options, including, without limitation, any options to expand the Subleased Premises, to lease additional space or to extend the term of this Sublease or the Lease. The following Articles, Sections and Exhibits of the Lease are not incorporated by reference into this Sublease and are not applicable to Sublessor, by substitution of Sublessor for Landlord, or to Sublessee, by substitution of Sublessee for Tenant, as the case may be: Articles I, II, III, XI, XII, XIV, XV, XVI, XVIII, Sections 4.1, 4.3, 5.3(f), 6.1, 7.3, 9.1, 9.2, 9.3, 13.1, 14.8, 22.8, 22.9 and Exhibits B, X and X-1.

         16.  Indemnification. Sublessee shall indemnify and hold harmless
              ---------------
Sublessor from and against any and all loss, costs, damages, expenses and liabilities (including but not limited to reasonable attorneys' fees) which Sublessor may incur or pay out by reason of (i) any injuries to persons or damage to property occurring in, on or about the Sublease Premises, except to the extent attributable solely and directly to acts or omissions of Sublessor or any of Sublessor's agents, contractors, servants, employees, invitees or licensees (ii) any breach or default hereunder on Sublessee's part, (iii) any work done in or to the Sublease Premises by Sublessee or (iv) any act or negligence on the part of Sublessee, Sublessee's agents, contractors, servants, employees, invitees or licensees. Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all liabilities, damages, penalties, claims and expenses (including, without limitation, attorneys' fees and other costs) which are paid or incurred by Sublessor as a result of the nonperformance or non-observance of the obligations by Sublessee under this Sublease. Sublessor shall indemnify and hold harmless Sublessee from and against any and all actual damages which Sublessee may incur or pay out, solely and directly by reason of Sublessor's breach of this Sublease.

         17.  Contractor Insurance.
              --------------------

         (a) In addition to the insurance required of Sublessee under the Lease, Sublessee shall require any contractor of Sublessee performing work on the Sublease Premises to carry and maintain, at no expense to Sublessor,

              (i) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than Five Million Dollars ($5,000,000.00) with respect to personal injury, death, property damage; and

              (ii) worker's compensation or similar insurance in form and amounts required by law.

         18.  Assignment or Subletting.
              ------------------------

         (a) Sublessee expressly covenants that it shall not assign (whether by operation of law or otherwise), pledge or otherwise encumber this Sublease, or sublet all or any portion of the Sublease Premises, except that Sublessee may assign or sublet the Sublease Premises to its affiliate, Pharmdell, Inc., a California corporation, ("Pharmdell"), or as provided in Subsection (c) of hereof, with the prior written consent of Sublessor and Landlord (as required in the Lease) and on the terms and conditions set forth in this
              Section 18 and further provided that Sublessee shall not be released or discharged from any obligation under this Sublease by such an assignment or sublease and that it shall remain jointly and severally liable under this Sublease. This Section shall in no way be construed or interpreted to allow Sublessee to assign, sublease or to otherwise transfer an interest in this Sublease to any entity or person other than Pharmdell and as provided in Subsection (c) hereof. Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublessor's interest in and to the Lease. Any transfer of an equity interest in Sublessee resulting in a change of control shall be deemed to be an assignment of this Sublease.

         (b) In the event Sublessee wishes to transfer an interest in this Sublease to Pharmdell, it shall first notify Sublessor of its desire and shall submit in writing to Sublessor: (1) the nature of Pharmdell's business to be carried on in the Sublease Premises;
              (2) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed sublease or assignment form; (3) evidence of insurance of Pharmdell complying with the terms of this Sublease and the Lease; (4) a completed Environmental Questionnaire from Pharmdell; and (5) any other information requested by Sublessor and reasonably related to the transfer, including without limitation, any information required by Landlord under the Lease. Sublessor shall not unreasonably withhold its consent, provided: (1) the use of the Sublease Premises will be consistent with the provisions of this Sublease and the Lease; (2) Pharmdell continues to be an affiliate of Sublessee; (3) Pharmdell has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of Pharmdell's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (4) at Sublessor's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (5) Pharmdell demonstrates that it is financially responsible by submission to Sublessor of all reasonable information as Sublessor may request concerning Pharmdell. including but not limited to, a balance sheet of Pharmdell as of a date within ninety (90) days of the request for Sublessor consent and statements of income or profit and loss of Pharmdell for the two year period preceding the request for Sublessor's consent; (6) the proposed assignment or sublease will not impose additional burdens or adverse tax effects on Sublessor; (7) Pharmdell is not a competitor of, and does not compete in any way with Sublessor or any of its affiliated entities; (8) Pharmdell is acceptable as a subtenant or assignee to Landlord under the terms of the Lease and Landlord's consent has been obtained (any and all costs and expenses of obtaining such consent shall be borne by Sublessee); and (9) Sublessee is not in default under the terms of this Sublease. Sublessee acknowledges that if Sublessee has any exterior sign rights under this Lease, such rights are personal to Sublessee and may not be assigned or transferred without Sublessor's prior written consent.

         (c) In the event Sublessee wishes to transfer an equity interest in Sublessee resulting in a change of control, which transfer would constitute an assignment of this Sublease, it shall first notify Sublessor of its desire and shall submit in writing to Sublessor:
              (1) the nature of the business to be carried on in the Sublease Premises after the change in control; (2) that any and all transferees have not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of its actions or use of the property in question and it is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) evidence of continuing insurance of Sublessee complying with the terms of this Sublease and the Lease;
              (4) a new Environmental Questionnaire from Sublessee; and (5) any other information requested by Sublessor and reasonably related to the change of control, including without limitation, any information required by Landlord under the Lease. Sublessor shall not unreasonably withhold its consent, provided: (1) the use of the Sublease Premises will be consistent with the provisions of this Sublease and the Lease; (2) any and all transferees have not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of any transferee's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Sublessor's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) Sublessee demonstrates that it shall continue to be financially responsible by submission to Sublessor of all reasonable information as Sublessor may request concerning Sublessee and the transferees, including but not limited to, a balance sheet as of a date within ninety (90) days of the request for Sublessor consent and statements of income or profit and loss of Sublessee and any and all transferees for the two year period preceding the request for Sublessor's consent; (5) the proposed change in control will not impose additional burdens or adverse tax effects on Sublessor; (6) any and all transferees are not competitors of, and do not compete in any way with Sublessor or any of its affiliated entities; (7) any and all transferees are acceptable to Landlord under the terms of the Lease and Landlord's consent has been obtained (any and all costs and expenses of obtaining such consent shall be borne by Sublessee); and (8) Sublessee is not in default under the terms of this Sublease. Sublessee acknowledges that if Sublessee has any exterior sign rights under this Lease, such rights are personal to Sublessee and may not be assigned or transferred without Sublessor's prior written consent.

         19.  Casualty and Eminent Domain. If the whole or any part of the
              ---------------------------
Sublease Premises shall be damaged by fire or other casualty or taken in an eminent domain proceeding and the Lease is not terminated on account thereof by Landlord or Sublessor, then this Sublease shall remain in full force and effect and Sublessee's obligation to pay Base Rent, Sublease Operating Expenses and Shared Building Expenses shall abate only proportionate to the extent that the Basic Rent and Operating Expenses for the Sublease Premises shall abate under the terms of the Lease.

         20.  Sublessor's Right of Access. Landlord, Sublessor, and their
              ---------------------------
agents, employees and contractors may enter the Sublease Premises at (a) any time in response to an emergency; and (b) at reasonable hours upon notice to Sublessee and when accompanied by a representative of Sublessee to (i) inspect the Sublease Premises, (ii) exhibit the Sublease Premises to prospective purchasers, lenders, or sublessees, (iii) determine whether Sublessee is complying with its obligations under this Sublease, (iv) supply any other service which this Sublease requires Sublessor or Landlord to provide, (v) post notices of nonresponsibility or similar notices, or (vi) make repairs which this Sublease requires Sublessor or Landlord to make; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Sublessee as reasonably possible. Sublessee waives any claim on account of any injury or inconvenience to Sublessee's business, interference with Sublessee's business, loss of occupancy or quiet enjoyment of the Sublease Premises, or any other loss occasioned by such entry, unless caused by the gross negligence or willful misconduct of Sublessor. Sublessor and Landlord will at all times have a key with which to unlock all of the doors in the Sublease Premises (excluding Sublessee's computer server area, vaults, safes and similar areas designated in writing by Sublessee in advance). Sublessor and Landlord will have the right to use means which Sublessor may deem proper to open doors in the Sublease Premises in an emergency in order to enter the Sublease Premises. No entry to the Sublease Premises by Sublessor, Landlord or their agents, employees and contractors, by any means will be a forcible or unlawful entry into the Sublease Premises or a detainer of the premises or an eviction, actual or constructive, of Sublessee from the Sublease Premises, or any part of the Sublease Premises, nor will any such entry entitle Sublessee to damages or an abatement of rent or other charges which this Sublease requires Sublessee to pay.

         21.  Miscellaneous. Notwithstanding anything to the contrary contained
              -------------
herein or in the Lease, the parties hereto agree as follows:

    (a) Sublessee shall look solely to the Landlord under the Lease for the performance of all services required to be performed by Landlord thereunder, and shall not seek nor require Sublessor to perform any of such services, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of the breach or negligence, whether by omission or commission, by the Landlord. Upon written request from Sublessee, Sublessor agrees to take such reasonable action as Sublessee shall reasonably request in order to cause Landlord to comply with its obligations under the Lease for the benefit of Sublessee and for such other relief to which Sublessee shall be entitled by reason of Landlord's failure to so comply, provided that Sublessor shall not be required to incur any costs or expenses (including, without limitation, attorneys' fees) or initiate litigation or other proceedings in connection therewith and that any course of action or suit or proceeding which is brought at Sublessee's request shall be at Sublessee's sole cost and expense with counsel selected by Sublessee. Sublessor acknowledges and agrees that Sublessee shall have no rights under this Sublease greater than or in addition to those afforded Sublessor, as Tenant, under the Lease.

    (b) In all provisions of the Lease requiring the approval or consent of the Landlord, Sublessee shall be required to obtain the express written approval or consent of Sublessor, which consent shall be subject to the approval or consent of the Landlord, pursuant to the Lease. In addition to any and all other bases upon which consent may be withheld, Sublessor's refusal to consent to or approve any matter or thing under this Sublease shall be deemed reasonable if the Landlord has refused to give such consent or approval to or of the matter for which consent is requested by Sublessee.

    (c) Notices and other communications hereunder shall be in writing and shall be given or made by guaranteed overnight delivery, certified mail addressed to the parties at the following addresses, or at any other address which either party may hereafter designate for such purpose by a written notice:

                  If to the Sublessor:           Ms. Florence Essman
                                                 Nexell of California, Inc.
                                                 9 Parker
                                                 Irvine, CA 92618

                              with copy to:      Eric Stoer, Esq.
                                                 Bryan Cave LLP
                                                 700 13th Street N.W.
                                                 Washington, DC 20005

                  If to the Sublessee:           Mr. Dan Henderson
                                                 Kadmus Pharmaceuticals, Inc.
                                                 9 Parker
                                                 Suite 150
                                                 Irvine, CA 92618

    (d) Except as otherwise provided in this Sublease, the time limits set forth in the Lease for the giving of notices, making demands, payment of any sum, performance of any act, or exercise of any right by Sublessee with respect to this Sublease shall be shortened by three (3) business days. The time limits set forth in the Lease for the giving of notices, payment of any sum, performance of any act or exercise of any right by Sublessor with respect to this Sublease shall be lengthened by five (5) business days. Sublessee shall be required to perform in a manner which affords Sublessor a minimum period of five business (5) days to perform its obligations and exercise its rights, as the case may be, under the Lease, if the preceding two sentences results in a lesser period. Sublessor shall within a reasonable period after receipt thereof, give to Sublessee a copy of each notice and demand received from Landlord under the Lease.

    (e) Sublessor covenants that without the prior written consent of Sublessee, (1) Sublessor shall not do, permit to be done or fail to do anything that would cause the Sublease to be terminated or canceled; and (2) Sublessor shall not enter into any amendment of the Lease which prevents or adversely affects the use by Sublessee of the Sublease Premises in accordance with this Sublease, increases the obligations of Sublessee or decreases Sublessee's rights hereunder or in any other way materially and adversely affects Sublessee.

         22.  Possession. If Sublessor is unable to give possession of the
              ----------
Sublease Premises on the date of the Sublease Commencement Date for any reason, Sublessor shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Sublease Term, but the Base Rent payable hereunder shall be abated for a period of time equal to the length of the delay in giving possession to Sublessee (provided Sublessee is not responsible for the inability to give possession).

         23.  Alterations. Sublessee shall not make any alterations in or
              -----------
additions to the Sublease Premises ("Alterations") whether or not the same would constitute a default under the Lease unless such Alterations have been expressly approved in writing by the Sublessor, which approval Sublessor may grant or deny in its sole and absolute discretion, and further subject to the approval of Landlord. Without limiting the foregoing restriction, Sublessee shall indemnify, defend and hold harmless Sublessor against liability, loss, cost, damage, liens and expense imposed on Sublessor arising out of the performance of Alterations by Sublessee.

         24.  Surrender. Sublessee shall quit and surrender to Sublessor, the
              ---------
Sublease Premises in the same condition as received by Sublessee, but broom clean, in good order and condition, ordinary wear and tear, loss by casualty or condemnation excepted. Sublessee's obligation to perform or observe this covenant shall survive the expiration or sooner termination of this Sublease. Sublessor shall have the right to enter upon the Sublease Premises and verify Sublessee's compliance with the provisions of this Section and the other provisions of this Sublease and to conduct an inventory with respect to the Sublease Premises. In the event of any holdover by Sublessee following the Sublease Term (or any earlier termination of this Sublease), Sublessee shall pay Base Rent at a holdover rental rate of one hundred fifty percent (150%) of the monthly Base Rent rate in effect during the Sublease Term, but the foregoing shall not be deemed to constitute a consent to such holdover by Sublessor or diminish any remedies of Sublessor in respect of any such holdover.

         25.  Removal of Sublessee's Property. Upon the expiration or any
              -------------------------------
earlier termination of this Sublease, Sublessee shall remove Sublessee's articles of personal property incident to Sublessee's business ("Trade Fixtures"); provided, however, that Sublessee shall repair any injury or damage to the Sublease Premises which may result from such removal, and shall restore the Sublease Premises to the same condition as prior to the installation thereof. If Sublessee does not remove Sublessee's Trade Fixtures from the Sublease Premises upon the expiration or earlier termination of the Sublease Term, Sublessor may, at its option, remove the same (and repair any damage occasioned thereby and restore the Sublease Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Sublessee, or warehouse the same, and Sublessee shall pay the cost of such removal, repair, restoration, delivery or warehousing to Sublessor on demand, or Sublessor may treat said Trade Fixtures as having been conveyed to Sublessor with this Sublease as a Bill of Sale, without further payment or credit by Sublessor to Sublessee.

         26.  Brokers. The parties hereby represent each to the other that
              -------
neither party has dealt with any broker other than CB Richard Ellis, Inc. in connection with this Sublease. Each party agrees to indemnify and hold harmless the other party from and against any damage or expense arising out of any claim by any brokers or other persons other than CB Richard Ellis, Inc. for a commission or other compensation in connection with this transaction based upon or arising out of any action by such party or anyone acting on its behalf.

         27.  Acknowledgment of Receipt. Sublessee acknowledges that it has
              -------------------------
received a true and complete copy of the Lease with all amendments thereto (except only that rental and financial information has been redacted).

         28.  Landlord's Consent. This Sublease shall only be effective upon
              ------------------
obtaining the written consent of Landlord, or its duly authorized agent, and it is hereby acknowledged and agreed by Sublessor and Sublessee that Landlord's consent to this Sublease shall not make Landlord or its agent a party to this Sublease, shall not create any contractual liability or duty on the part of Landlord or its agent to Sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublessor, as Tenant, under the Lease between Landlord and Sublessor dated October 11, 1994. Sublessee acknowledges that Landlord may request that Sublessor and Sublessee enter into an agreement regarding the payment of a portion of the Base Rent directly to Landlord, as provided in Section 9.1(d) of the Lease, and Sublessee shall enter into any such agreement reasonably requested by Landlord and Sublessor.

         29.  Termination of Sublessor's Lease. If for any reason the term of
              --------------------------------
Sublessor's Lease shall terminate prior to the expiration date of this Sublease or any renewal of this Sublease, this Sublease shall be terminated and Sublessor shall not be liable to Sublessee by reason of such termination, unless such termination is caused by Sublessor's default under the Lease and such default is not caused by Sublessee. Sublessor shall notify Sublessee of such termination at the earliest practical time.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease as of the day and year first above written.

SUBLESSEE                                SUBLESSOR
---------                                ---------

KADMUS PHARMACEUTICALS, INC.             NEXELL OF CALIFORNIA, INC.

By: _________________________________    By:____________________________________
Its: ________________________________    Its: __________________________________

_______________________)
________________________)
________________________)



          I, ______________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _____________________________________, who is personally well known to me to be the person who executed the foregoing and annexed Agreement of Sublease dated the ____ day of _ 2002, on behalf of Sublessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Agreement to be the act and deed of Nexell of California, Inc., and delivered the same as such.

          GIVEN under my hand and seal this ____ day of _____________, 2002.



                                                          ____________________
                                                          Notary Public

My Commission expires:




________________________)
________________________)
________________________)


          I, ________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _____________________________________, who is personally well known to me to be the person who executed the foregoing and annexed Agreement of Sublease, dated the __ day of _ 2002, on behalf of Sublessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Agreement to be the act and deed of Kadmus Pharmaceuticals, Inc., and delivered the same as such.

          GIVEN under my hand and seal this _____ day of ____________, 2002.



                                                          ____________________
                                                          Notary Public

My Commission expires:

                                    EXHIBIT A
                                    ---------

                [Description or diagram of the Sublease Premises]

                                    EXHIBIT B
                                    ---------

                                    EXHIBIT C
                                    ---------

                                    EXHIBIT D
                                    ---------

                                    EXHIBIT E
                                    ---------

                                    EXHIBIT F
                                    ---------

                                    EXHIBIT G
                                    ---------